As filed with the U.S. Securities and Exchange Commission on June 5, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

AYTU BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	47-0883144 (I.R.S. Employer Identification Number)

7900 East Union Avenue, Suite 920
Denver, Colorado 80237
(720) 437-6580
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua R. Disbrow
Chief Executive Officer

Aytu BioPharma, Inc.
7900 East Union Avenue, Suite 920
Denver, Colorado 80237
Telephone: (720) 437-6580
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Epps Joshua B. Erekson Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, Colorado 80202 (303) 352-1109	David Danovitch Aaron Schleicher Sullivan & Worcester LLP 1251 Avenue of the Americas New York, New York 10019 (212) 660-3060

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-287728)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This 462(b) Registration Statement relates to the public offering of securities (the “Offering”) contemplated by the Registration Statement on Form S-1, as amended, (File No. 333-287728) which was initially filed with the United States Securities and Exchange Commission (the “SEC”) on June 2, 2025, and which was declared effective by the SEC on June 5, 2025 (the “Prior Registration Statement”).

This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering additional securities of the same class as were included in the Prior Registration Statement, representing an increase in the maximum aggregate offering price by $2,760,000, which includes $2,400,000 worth of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and/or an additional $2,400,000 worth of prefunded warrants to purchase $2,400,000 worth of shares of Common Stock to be issued to the underwriters and an additional $360,000 worth of shares of Common Stock to be issued to the underwriters as an underwriters’ option.

The additional securities that are being registered for sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.
107	Filing Fee Table.

*	Previously filed on the signature page to the Prior Registration Statement and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 5, 2025.

AYTU BIOPHARMA, INC.

By:	/s/ Joshua R. Disbrow
Name: Joshua R. Disbrow
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joshua R. Disbrow		June 5, 2025
Joshua R. Disbrow	Chief Executive Officer and Director (Principal Executive Officer)

*		June 5, 2025
Ryan J. Selhorn	Chief Financial Officer (Principal Financial and Accounting Officer)

*		June 5, 2025
John A. Donofrio, Jr.	Chairman

*		June 5, 2025
Carl C. Dockery	Director

*		June 5, 2025
Abhinav Jain	Director

*		June 5, 2025
Vivian Liu	Director

* /s/ Joshua R. Disbrow Attorney-in-Fact